UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 16, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 16, 2006, we entered into an amendment of our $300 million Credit Agreement among Stone Energy Corporation, as Borrower, Bank of America, N.A., as administrative agent, and the financial institutions named therein. The amendment allows for the issuance of up to $250 million of unsecured senior notes and a re-determination of our borrowing base under the Credit Agreement. The amendment is effective as of June 19, 2006.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the amendment to the Credit Agreement described under Item 1.01 is incorporated into this Item 2.03 by reference. In addition, the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Amendment No. 3 and Waiver dated as of June 16, 2006 among Stone Energy Corporation, the banks party to the Credit Agreement and Bank of America, N.A., as Agent for the Banks.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: June 21, 2006	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 3 and Waiver dated as of June 16, 2006 among Stone Energy Corporation, the banks party to the Credit Agreement and Bank of America, N.A., as Agent for the Banks.